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                                                                    Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2004, except for Note 14 to the 2003 consolidated financial statements as to which date is March 23, 2004, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Ortec International, Inc. on Form 10-KSB for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ortec International, Inc. on Form S-8 (File No. 333-80799, effective June 16, 1999).


/s/ GRANT THORNTON LLP
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New York, New York
March 30, 2005